Execution Copy

                      MUTUAL GENERAL RELEASE AND AGREEMENT

          THIS MUTUAL GENERAL RELEASE AND AGREEMENT ("Release") dated as of July 1, 1998, by and between NIAGARA MOHAWK POWER CORPORATION, a New York corporation ("NMPC"), and SELKIRK COGEN PARTNERS, L.P., a Delaware limited partnership ("Selkirk"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Master Restructuring Agreement (as hereinafter defined). (Selkirk and NMPC are collectively referred to herein as the "Parties" and individually referred to as a "Party.")

                                    RECITALS

          (A) NMPC and Selkirk are parties to, among other agreements, a certain power purchase agreement described on Schedule 1 hereto (referred to herein as the "Existing PPA") pursuant to which NMPC purchases power produced by Selkirk's approximately 79.9 MW co-generation facility located in Selkirk, New York (the "Project"); and

          (B) NMPC and Selkirk, among others, have entered into a certain Master Restructuring Agreement, dated as of July 9, 1997, as amended (the "Master
Restructuring Agreement" or "MRA"), pursuant to Sections 8.8 and 9.8 of which NMPC and the Selkirk have agreed to execute and deliver this Release; and

          (C) NMPC and Selkirk have modified the terms of the Existing PPA by entering into an Amended and Restated Agreement dated as of July 1, 1998 ("Restated Contract") in accordance with Section 3.2 of the MRA, effective as of the Effective Time (subject to Selkirk's right to delay the effectiveness of the Restructuring with respect to it pursuant to Section 8.15 of the MRA) (the Effective Time as it may be extended with respect to Selkirk, the "Selkirk Effective Time").

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows, in each case effective as of the Selkirk Effective Time:

          1. Release by the Parties. NMPC and Selkirk hereby agree that effective as of Selkirk Effective Time, without any further notice or action on the part of NMPC or Selkirk and except as set forth in Section 2 hereof, (a) the Existing PPA shall be irrevocably amended and restated by the Restated Agreement; (b) all rights and privileges granted, accruing or inuring to each Party pursuant to the Existing PPA shall be irrevocably superseded by the Restated Agreement; (c) all obligations and duties owed or required by the Existing PPA to be performed for or on behalf of one Party by any other Party thereto shall be irrevocably waived and released; and (d) each Party to the Existing PPA and its respective predecessors and successors in interest, agents, directors, officers, partners, trustees, employees and affiliates, shall be irrevocably released and forever discharged from
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all manner of actions,  causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, judgments claims and demands whatsoever, in law or equity, known or unknown, which any other Party ever had, now has or hereafter can, shall or may have, based upon or by reason of any matter, cause or thing related to or arising out of the Existing PPA. NMPC hereby acknowledges and agrees that the Consent and Agreement, dated as of October 23, 1992 (the "Consent"), among NMPC, Selkirk and the bank party thereto, as confirmed by the Confirmation Agreement, effective May 9, 1994 (the "Confirmation"), among NMPC, Selkirk and the entities thereto, shall continue in effect with respect to the Restated Agreement and NMPC shall execute and deliver such further documentation as Selkirk may reasonably request
evidencing  the  foregoing  in  connection   with  the   effectiveness   of  the
Restructuring for Selkirk. NMPC hereby consents to the assignment of those provisions of the MRA which by the terms of the MRA survive the Consummation Date until fully performed (the "MRA Surviving Provisions") and this Release by Selkirk to Banker's Trust Company, as Collateral Agent, as security under Selkirk's financing agreements and agrees, for the benefit of the Collateral Agent and for the purposes of the Consent and the Confirmation, that each of the MRA Surviving Provisions and this Release shall be deemed to be an Assigned Agreement (as defined in the Consent and the Confirmation). Selkirk hereby represents and warrants to NMPC that, upon Selkirk's delivery of notice to NMPC that the Indenture Approval has been obtained, the amendment and restatement of the Existing PPA by the Restated PPA and the termination of the License Agreement, dated October 23, 1992, between Selkirk and NMPC will not be in conflict with and will not constitute, with or without the passage of time or giving of notice, or both, a default under Selkirk's Trust Indenture and the other financing agreements related thereto.

         2. Certain Claims Not Released. Nothing contained herein shall constitute a waiver or release of any claims, liabilities or obligations (i) arising out of or in connection with this Release, (ii) arising out of or in connection with any litigation or regulatory proceedings which are not to be dismissed and withdrawn (or effectively withdrawn) by NMPC or Selkirk pursuant to Sections 8.8(b) and 9.8(b) of the MRA, (iii) unless dismissed or withdrawn pursuant to the Section 8.8(b) or 9.8(b) of the MRA, arising out of or in connection with any payment due to Selkirk whether or not disputed, for any power or services purchased by NMPC, or any payment due to NMPC whether or not disputed, for any services provided by NMPC, pursuant to the Existing PPA, provided that if such payment relates to any period prior to May 10, 1997, Selkirk's or NMPC's, as the case may be, entitlement to such payment shall have been set forth in a writing given to NMPC or Selkirk, as the case may be, on or before June 15, 1997 and (iv) arising pursuant to Section 8.15 and Section 12.4(d) or any other provision of the MRA which by the terms of the MRA survive the Consummation Date until fully performed. NMPC and Selkirk acknowledge and agree that in accordance with Section 1 hereof all claims, liabilities and obligations relating to tracking, adjustment or advance payment account provisions under the Existing PPA (including without limitation the Adjustment Account, the Tax Carrying Charge Account or the Performance Account (as each such term is defined in the Existing PPA)) shall be extinguished as of the Selkirk Effective Time, any and all letters of credit provided by Selkirk in connection with the Existing PPA shall be returned to Selkirk on the

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Selkirk Effective Time, and the License Agreement, dated as of October 23, 1992, entered into by Selkirk and NMPC in accordance with the Existing PPA shall be deemed terminated as of the Selkirk Effective Time.

         3. Reconciliation of Certain Amounts. Pursuant to Section 8.15 of the MRA, the Parties shall use the methodology set forth in Schedule 2, to simultaneously reconcile between them in cash on and as of the Selkirk Effective Time any payments made pursuant to the Existing PPA which are in excess of or less than payments that would have been made pursuant to the Restated Contract had such Restated Contract been in effect from July 1, 1998 until the Selkirk Effective Time.

         4. Amendments. This Release may not be amended except by an instrument in writing and signed by the Party against whom such amendment is sought to be enforced.

         5. Successors and Assigns. The terms and conditions of this Release shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto.

         6. Governing Law. This Release, including the validity hereof and the rights and obligations of the Parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         7. Severability. If any provisions of this Release as applied to any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Release, the application of such provision in any other circumstances or the validity or enforceability of this Release.

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                                                                Execution Copy


          IN WITNESS WHEREOF, the Parties hereto have entered into this Mutual General Release and Agreement as of the date first above written.

NIAGARA MOHAWK POWER CORPORATION

By:  /s/Clement E. Nadeau
     ---------------------------
Its: Vice President

SELKIRK COGEN PARTNERS, L.P.
  By:  JMC Selkirk, Inc., managing general partner


By:  /s/George J. Grunbeck
     ---------------------------
Its: Vice President







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